Exhibit 3(i)(f)

SECRETARY OF STATE                                   Docket Number: 000570899
    Corporations Division                            Control Number: J815025
         315 West Tower                              Effective Date: 03/07/2000
#2 Martin Luther King, Jr. Dr.                       Reference: 0070
Atlanta, Georgia  30334-1530                         Print Date: 03/07/2000
         Form Number:  611



CT CORPORATION SYSTEM
PATTIE HARDY
1201 Peachtree Street, NE
Atlanta, GA  30361




                      CERTIFICATE OF NAME CHANGE AMENDMENT


I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the Seal of my office that

                                FAB GLOBAL, INC.
                          A DOMESTIC PROFIT CORPORATION

has filed articles of amendment in the Office of the Secretary of State changing its name to

                      DUPONT DIRECT FINANCIAL HOLDING, INC.

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.